EMPLOYMENT CONTRACT

This Employment Contract (hereinafter, the "Contract"), is dated as of May 18, 2022, and is entered into by and between the following Parties:

Panamera Holdings Corporation, with a permanent address at 1218 Webster Street, Houston, Texas, 77002 (hereinafter, the "Employer"),

and

Chris Barakat with a permanent address at 1218 Webster Street, Houston, Texas, 77002 (hereinafter, the "Employee").

WHEREAS,

1) Panamera Holdings Corporation is engaged in the business of operating as a Holding company.

2) Panamera Holdings Corporation desires to employ and retain the services of Chris Barakat according to the terms and conditions hereinafter set forth.

3) Chris Barakat desires to enter into such employment upon the terms and conditions hereinafter set forth.

In consideration of this mutual understanding, the Employer and the Employee (hereinafter, the "Parties") covenant and agree as follows:

1. JOB TITLE AND RESPONSIBILITIES

1) Panamera Holdings Corporation hereby employs Chris Barakat as a Clinical Business Development Officer.

2) Chris Barakat hereby accepts such employment and agrees to abide by Panamera Holdings Corporation and Panamera Holdings Corporation's supervisory personnel rules, regulations, policies, and practices, including those concerning work schedules, vacation, and sick leave, as they may from time to time be adopted or modified.

3) Chris Barakat will perform the following services:

- provide consulting services in the field of healthcare to First DP Ventures, LP dba First Primary Care

4) Chris Barakat's title and responsibilities may be changed by agreement during the course of this Contract. However, the terms and conditions set forth in this Contract shall remain in full force and effect, unless otherwise specified by the Parties.

Best Efforts of Employee: Chris Barakat will at all times faithfully, industriously, and to the best of Chris Barakat's ability, experience, and talents, perform all the duties that may be required by the express and implicit terms of this Contract, to the reasonable satisfaction of Panamera Holdings Corporation. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Panamera Holdings Corporation may require from time to time.

2. PLACE OF WORK

Chris Barakat will primarily perform the job duties at the following location:

- 1218 Webster Street, Houston, Texas.

Work from home will be permitted as follows, in accordance with Panamera Holdings Corporation's Work From Home policies:

- perform all duties from home or office

3. TERM

Indefinite Term: This Contract shall become effective March 1, 2022 (the "Effective Date") and shall continue to have effect for an indefinite term, unless otherwise terminated in accordance with the provisions of this Contract.

At-Will Employment: The Parties agree that Chris Barakat's employment with Panamera Holdings Corporation is and shall continue to be "at-will", as defined under applicable law, and may be terminated by either Party at any time, for any or no reason, with or without notice. Nothing in this Contract, or in any of the Employer's policies or procedures, should be interpreted to eliminate the at-will employment status of the Employee.

4. COMPENSATION

1) **Payment:** As compensation for the services to be rendered pursuant to this Contract, and provided the Employee performs all obligations hereunder, Panamera Holdings Corporation shall pay Chris Barakat at the rate of $7,000.00 monthly payable in accordance with Panamera Holdings Corporation's regular payroll procedures and policies. Upon termination of this Contract, and provided that Chris Barakat has received compensation for all periods that occurred prior to the date of termination, payments under this paragraph will cease.

2) **Deductions:** The compensation is a gross amount that is subject to all local, State, Federal, and any other taxes and deductions as prescribed by law.

3) **Additional remuneration:** Chris Barakat understands and agrees that any additional remuneration (bonuses or other similar incentive remuneration) will rest in the sole discretion of the Employer.

5. COMMISSION PAYMENT

1) Chris Barakat will be entitled to a commission payment based on Primary365 Direct Primary Care Membership = $100 for each employee Primary365 Virtual Primary Care Membership = Equal to first month's membership per employee. Commissions earned under this agreement are payable on the 15th day of the month for the previous month's sale of that month's sales as calculated.

2) This commission will be paid monthly on the fifteenth day of the following month.

3) Upon termination of this Contract, and provided that Chris Barakat has received compensation for all periods that occurred prior to the date of termination, payments under this paragraph and paragraph 4 will cease.

6. OWNERSHIP OF WORK

Chris Barakat acknowledges and agrees that all intellectual property and related material, including but not limited to any copyrightable works, ideas, discoveries, inventions, patents,

products, or other information (hereinafter, the "Work Product"), performed under this Contract shall be owned by and belong exclusively to Panamera Holdings Corporation.

If requested by Panamera Holdings Corporation, Chris Barakat will provide and execute all necessary documentation to confirm or perfect the ownership of Panamera Holdings Corporation to the Work Product.

7. TERMINATION

1) **Employee's Termination:** Chris Barakat shall have the right to terminate this Contract at any time, with or without notice, in accordance with applicable local, state, and federal labor laws.

2) **Employer's Termination:** Panamera Holdings Corporation shall have the right to terminate this Contract at any time, with or without notice, in accordance with applicable local, state, and federal labor laws and with compensation to Chris Barakat only to the date of such termination. The compensation paid under this Contract will be considered Chris Barakat's exclusive remedy.

8. RETURN OF PROPERTY

1) Upon termination of this Contract, Chris Barakat agrees to return to Panamera Holdings Corporation any property, documentation, records, or confidential information which is the property of Panamera Holdings Corporation, including but not limited to, computers, cell- phones, and any other electronic devices.

2) Chris Barakat shall reimburse Panamera Holdings Corporation for any Employer property lost or damaged in an amount equal to the market price of such property.

Employer:

Panamera
Holdings
Corporation

1218 Webster Street
Houston, Texas 77002

Employee:

Chris Barakat
1218 Webster Street
Houston, Texas 77002

Change of Address: Either Party may, from time to time, change its address by providing written notice to the other Party in the aforementioned manner.

9. GENERAL PROVISIONS

Governing Law: This Contract shall be governed, construed and interpreted in accordance with the laws of the State of Texas.

Non-Discrimination: The Parties shall not discriminate against any Employee or participant in the performance of the duties, responsibilities, and obligations under this Contract because of race, color, religion, gender, age, marital status, disability, political or religious beliefs, national or ethnic origin.

Entire Agreement: This document constitutes the entire agreement and understanding between the Parties, and supersedes all prior agreements and understandings, whether oral or written, with respect to the subject matter of this Contract.

Severability: This Contract will be enforced to the fullest extent permitted by applicable law. If for any reason any term or provision of this Contract is held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other term or provision of it. However, the Parties shall cease performing such invalid or unenforceable provision and negotiate in good faith to replace such invalid or unenforceable provision with a valid, legal and enforceable one consistent with its original purpose.

Amendment: This Contract may be amended or modified as needed. However, any

modification, variation, or amendment of it shall only be valid if made in writing and duly signed by the Parties obligated under the amendment.

Waiver Of Contractual Right: The waiver by either Party of a breach, default, delay, or omission of any of the provisions of this Contract by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS AND AGREEMENT WHEREOF, Panamera Holdings Corporation, has executed this Contract with the consent of Chris Barakat, given here in writing. This Contract is effective as of the Effective Date March 1, 2022, above written.

By: ______________________ Date: May 18, 2022

T. Benjamin Jennings, CEO
Panamera Holdings Corporation

By: ______________________ Date: May 18, 2022

Chris Barakat